PATTERSON-UTI ENERGY, INC. 10713 W. SAM HOUSTON PARKWAY NORTH SUITE 800 HOUSTON, TX 77064 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 29, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 29, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V21475-S71312 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PATTERSON-UTI ENERGY, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. Approval of the issuance of shares of common stock of Patterson-UTI Energy, Inc. (“Patterson-UTI Energy”) to stockholders of NexTier Oilfield Solutions Inc. (“NexTier”) in the mergers contemplated by the Agreement and Plan of Merger, dated as of June 14, 2023, as amended, among Patterson-UTI, NexTier and the other parties named therein. 2. Approval of an amendment of Patterson-UTI’s certificate of incorporation to increase the number of authorized shares of Patterson-UTI common stock from 400 million to 800 million. 3. Approval of the adjournment of the Patterson-UTI special meeting to solicit additional proxies if there are not sufficient votes at the time of the Patterson-UTI special meeting to approve proposals 1 and 2 above. NOTE: I also authorize the proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V21476-S71312 PATTERSON-UTI ENERGY, INC. Special Meeting of Stockholders August 30, 2023 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Patterson-UTI Energy, Inc. (the “Company”) hereby appoints William Andrew Hendricks, Jr., C. Andrew Smith and Seth D. Wexler and each of them, proxies to the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held Wednesday, August 30, 2023, at 10:00 a.m., Central Time, at our Corporate Headquarters, located at 10713 W. Sam Houston Parkway North, Suite 125, Houston, Texas 77064, and at any and all adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present. The undersigned hereby instructs the above-named proxies to vote the shares represented by this proxy in the manner as directed for the undersigned on the reverse side of this proxy card. If the proxy is properly executed but no directions are provided, the proxies will be voted in accordance with the Board of Director’s recommendations with respect to such proposals, as set forth on the reverse side, and in the discretion of the above-named proxies upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Continued and to be marked, dated and signed on reverse side